UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2005

CHINA ENERGY & CARBON BLACK HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State of Incorporation)	0-30173 (Commission File No.)	58-1667944 (IRS Employer Identification No.)

Flat A, 8/Floor No. 65 Sing Woo Road Happy Valley, Hong Kong (Address of principal executive offices)
011-86-24-2318-0688 (Registrant’s telephone number)
386 Qingnian Avenue Shenyang, China 110004 (Former address of principal executive offices)

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement

As used in this report, “we”, “us,” “our,”  “Company” or “CHEY” refers to China Energy & Carbon Black Holdings, Inc., a Nevada corporation.

On February 7, 2005, our wholly-owned subsidiary, YaKeLa Carbon Black (“YaKeLa”), entered into material contracts for the production and sale of several brands of their specialty carbon black.  Under the contracts, YaKeLa will sell 8,300 tons of carbon black to four major tire and rubber makers in China.

Hongzhou Chong Che Tire Company and Gui Zhou Guiyang have contracted for orders of 4,000 and 2,500 tons respectively, of YaKeLa’s specialty carbon black.  Dong Hua Rubber Limited and Dong Tian Rubber and Chemicals Limited have also contracted for orders of 1,000 and 800 tons of carbon black.

The Company is projecting 2005 gross revenue of approximately $3,500,000 from these four contracts.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)

The following exhibits are filed herewith:

10.1

Contract dated February 5, 2005 by and between Gui Zhou Guiyang Tires Company Limited and Xin Jiang YaKeLa Carbon Black Limited.

10.2

Contract dated February 5, 2005 by and between Dong Tian Rubber and Chemicals Limited and Xin Jiang YaKeLa Carbon Black Limited.

10.3

Contract dated February 5, 2005 by and between Hongzhou Chong Che Tire Limited and Xin Jiang YaKeLa Carbon Limited.

10.4

Contract dated February 5, 2005 by and between Dong Hua Rubber Limited and Xin Jiang YaKeLa Carbon Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ENERGY & CARBON BLACK HOLDINGS INC. (Registrant)

Date: February 10, 2005	By: /s/ Guo Yuan Wang, Chairman and CEO

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